Exhibit 7.2

                                                                  EXECUTION COPY

                          STOCK ACQUISITION AGREEMENT

                  This STOCK ACQUISITION AGREEMENT (this "Agreement"), entered into as of November 26, 1997, is between US Wats, Inc., a New York corporation (the "Corporation"), and Gold & Appel Transfer, S.A., a British Virgin Islands corporation (the "Purchaser").

                                    RECITALS

                  WHEREAS, the Corporation desires to issue shares of US Wats, Inc. Common Stock, par value $.001 per share, (the "Stock") to the Purchaser, and the Purchaser desires to purchase shares of the Stock from the Corporation pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the Purchaser and the Corporation hereby agree as follows:

                  1.       Issuance of Stock.

                  (a) Subject to the terms and conditions of this Agreement, the Corporation agrees to issue to the Purchaser, and the Purchaser agrees to purchase from the Corporation 1,590,000 shares of Stock (the "Shares") for $2,385,000, or $1.50 per share ("Stock Consideration").

                  (b) The Corporation shall deliver to the Purchaser a certificate evidencing the Shares, registered in the name of the Purchaser, concurrently with full payment of the Stock Consideration in immediately available funds (the "Closing"). The date on which the Closing occurs is referred to herein as the "Closing Date."

                  2. Representations of Purchaser. As of the date hereof and the Closing Date, the Purchaser represents and warrants to and covenants with the Corporation as follows:

                  (a) The Purchaser is a corporation validly existing and in good standing under the laws of the British Virgin Islands.

                  (b) The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement.

                  (c) This Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of

                                                                  EXECUTION COPY

creditors' rights generally.

                  (d) Neither the execution or delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the Articles of Incorporation or By-laws of the Purchaser, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule of regulation to which the Purchaser is subject.

                  (e) The Purchaser has obtained all consents, approvals and authorizations, and made all necessary declarations and filings, and provided all notices, required to consummate the transactions contemplated by this Agreement in the manner contemplated hereby.

                  (f) The Purchaser is purchasing the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act").

                  (g) The Purchaser is aware of the applicable limitations under the Securities Act relating to a subsequent sale, transfer, pledge, mortgage, hypothecation, gift, assignment or other encumbrance of the Shares. The Purchaser further acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state se curities laws or an exemption from such registration is available.

                  (h) The Purchaser has received from the Corporation adequate access to financial and other information concerning the Corporation and the Stock, and the Purchaser has had the opportunity to ask questions of and receive answers from the Corporation concerning the Stock and to obtain therefrom any additional information necessary to make an informed decision regarding the acquisition of the Shares.

                  (i) The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Shares. The investment in the Shares is suitable for the Purchaser upon the basis of the facts regarding the Purchaser's other security holdings, financial situation and needs.

                  (j) The Purchaser realizes that the Buyer is relying on the validity of its representations and agreements contained herein in issuing the Shares to him without registration under the Securities Act.

                                                                  EXECUTION COPY


                  3. Representations of the Corporation. As of the date hereof and as of the Closing Date, the Corporation hereby represents and warrants to and covenants with the Purchaser as follows:

                  (a) The Corporation and each of its Significant Subsidiaries (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power to own its respective property and to carry on its respective business as now conducted. The Corporation and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Corporation or such Significant Subsidiary, as the case may be, or the nature of the business conducted by the Corporation or such Significant Subsidiary, as the case may be, makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations (a "Material Adverse Effect") of the Corporation and its subsidiaries, taken as a whole.

                  (b) (i) The Corporation has all requisite power and authority, corporate and otherwise, to execute, deliver and to perform its obligations under this Agreement and under the Registration Rights Agreement dated as of the date hereof between the Corporation and the Purchaser (the "Registration Agreement"), including the consummation of the transactions contemplated hereby and by the Registration Agreement (collectively, the "Transactions"), (ii) the execution and delivery of this Agreement and the Registration Agreement (collectively, the "Agreements") and the consummation of the Transactions have been duly and validly authorized and approved by the Corporation's board of directors and by all other required corporate action of the Corporation, and
(iii) the Agreements have been duly and validly executed and delivered by the Corporation and constitute the Corporation's valid and binding obligation, enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

                  (c) The Corporation's execution and delivery of the Agreements does not, and the Corporation's performance of the Agreements shall not, require any consent, approval, authorization or permit, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") as have been complied with and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the

                                                                  EXECUTION COPY

Corporation and its subsidiaries, taken as a whole, or a material adverse effect on the ability of the Corporation to perform its obligations hereunder and under the Registration Agreement.

                  (d) (i) The Corporation has furnished the Purchaser with a correct and complete copy of each report, schedule, registration statement and definitive proxy statement heretofore filed by the Corporation with the Securities and Exchange Commission (the "SEC") since December 31, 1996 (the "SEC Documents"), which are all the documents (other than preliminary material) that the Corporation was required to file with the SEC since December 31, 1996. As of their respective dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statements of a material fact or omissions of a material fact necessary so as not to render the statements therein misleading and in the case of documents other than a registration statement, in light of the circumstances under which they were made, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be. The Corporation's financial statements included in the SEC Documents complied in all material respects with the then applicable accounting requirements and the published SEC rules and regulations with respect thereto, were prepared in accordance with generally accepted accounting principles during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Corporation and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The consolidated balance sheet of the Corporation and its consolidated subsidiaries as at September 30 , 1997 (the "Balance Sheet Date") is referred to herein as the "Balance Sheet."

                           (ii) Except as disclosed in the SEC Filings, since
the Balance Sheet Date, no event has occurred which has had or is reasonably likely to have a Material Adverse Effect on the Corporation and its subsidiaries, taken as a whole.

                           (iii) The Corporation has not provided the Purchaser
with any material nonpublic information regarding the Corporation.

                  (e) (i) On the date hereof, the Corporation has an authorized capitalization consisting of 30,000,000 shares of Common Stock, par value $.001 per share , and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 15,989,100 shares of Common Stock and 30,000 shares of Preferred Stock are issued and outstanding. All of such shares have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights of other stockholders. The Stock to be issued to the Purchaser pursuant to this Agreement, when issued and delivered and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights of other stockholders, and the Purchaser will not be subject to personal liability by reason of being a holder of such shares. All other capital stock of

                                                                  EXECUTION COPY


the Corporation to be outstanding on the Closing Date shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall not have been subject to any preemptive rights of other stockholders. The Stock is currently traded on the SmallCap Segment of The Nasdaq Stock Market.

                           (ii) There are no outstanding options, warrants,
rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of the capital stock of the Corporation, except as contemplated by this Agreement, or as disclosed in Schedule 3(e) hereto.

                  (f) Neither the execution and delivery by the Corporation of the Agreements nor the performance by the Corporation of the Transactions will
(i) violate or contravene any provision of the Certificate of Incorporation or By-Laws of the Corporation or any of its subsidiaries, (ii) violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which the Corporation or any of its subsidiaries or any of their respective properties may be bound, (iii) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any liens, pledges, encumbrances, mortgages, charges, rights of others, claims, options, puts, calls, transfer, restrictions, or security interests or other restrictions of any kind or character (collectively, "Liens") upon any of the assets of the Corporation or any of its subsidiaries pursuant to the terms of, any note, bond, mortgage, indenture, license, franchise, permit, agreement or any other instrument or obligation to which the Corporation or any of its subsidiaries is a party or by which it or any of their respective properties may be bound.

                  (g) Neither the Corporation nor any of its subsidiaries is (i) in violation or noncompliance with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or other decision of any court, applicable to its respective business or operations or (ii) in violation, breach or default (with or without due notice or lapse of time or both) under any of the terms, conditions or provisions of any agreement to which it is a party, or by which any of its respective properties are bound, except where any such violations or failures to comply or breaches or defaults would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Corporation and its subsidiaries, taken as a whole, or a material adverse effect on the ability of the Corporation to perform its obligations under the Agreements, or on the consummation of the Transactions. The Corporation and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their respective businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Corporation and its subsidiaries, taken as a whole.

                                                                  EXECUTION COPY

                  (h) The Corporation and each of its Significant Subsidiaries has valid title and right to use all its material properties and assets (real and personal, tangible and intangible), including all properties and assets reflected on the Balance Sheet.

                  (i) Except as disclosed in the SEC Documents or as disclosed on Schedule 3(i) hereto, there is no action, suit or proceeding at law or in equity by any person or entity or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its subsidiaries which is reasonably likely to have a Material Adverse Effect on the Corporation and its subsidiaries, taken as a whole, or a material adverse effect on the ability of the Corporation to perform its obligations under the Agreements or the consummation of the Transactions contemplated hereby.

                  (j) No agent, broker, person or firm acting on behalf of the Corporation is or will be entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person or entity controlling, controlled by or under common control with any of the parties hereto, in connection with any of the Transactions.

                  (k) Neither the Corporation nor any of its affiliates have engaged in any form of general solicitation or general advertising in connection with the purchase and sale of Corporation securities hereunder, nor made any other sales or solicited any other entities or persons to buy Company securities that would require registration under the Securities Act of the Stock contemplated to be sold and purchased hereunder.

                  (l) Upon consummation of the Closing, the Purchaser shall have received from the Corporation good and marketable title to all of the Shares, free and clear of all Liens.

                  (m) Prior to the Closing Date, the Corporation shall have made all notice and other filings required by The Nasdaq Stock Market with regard to the issuance of the Shares.

                  4.  Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing (a) by mutual consent of the Corporation and the Purchaser; (b) if Closing has not occurred by 5:00 p.m., New York City time, on December 12, 1997, by either the Corporation or the Purchaser by notice to the other party; provided that such right to terminate shall not be available to any party whose breach of a representation or warranty or failure to fulfill any obligation hereunder shall have been the cause of, or resulted in the failure of, the Closing to occur; (c) by the Purchaser, if there has been a material violation or breach by the Corporation of any of the covenants, representations or warranties contained in this Agreement to be complied with or performed by the Corporation at or prior to such date of termination, or which has prevented the satisfaction of any condition to the obligations of the Purchaser

                                                                  EXECUTION COPY

at the Closing Date, or (d) by the Corporation, if there has been a material violation or breach by the Purchaser of any of the covenants, representations or warranties contained in this Agreement to be complied with or performed by the Purchaser at or prior to such date of termination, or which has prevented the satisfaction of any condition to the obligations of the Corporation at the Closing Date.

                  (b) If this Agreement is terminated pursuant to Section 4(a), no party shall have liability or further obligations to the other party hereunder; provided, that such termination shall not relieve any party of any liability for any breach hereunder.

                  (c) In the event of a breach by any party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law. Should any party default in its performance, or other remedy, the prevailing party shall be entitled to its reasonable attorneys' fees.

                  5.  Restrictive Legend

                  (a) The Shares issued to the Purchaser pursuant hereto shall bear the following legends:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW."

                  (b) Upon receipt of an opinion of legal counsel to the corporation that the stock evidenced by this certificate no longer constitutes "restricted securities" under Rule 144 of the Securities Act of 1933, as amended, the above-provided legend is no longer required under applicable securities laws, or the Stock is otherwise freely tradable without registration under the Securities Act of 1933, as amended, the Corporation shall, upon the request of the holder of this certificate and the submission of this certificate, issue a substitute certificate without any restrictive legend thereon.

                  6.  Covenants

                   (a) Until the second anniversary of the Closing Date, the Corporation shall use reasonable efforts to continue the listing for trading of the Stock on The Nasdaq Stock Market or, in the Corporation's discretion, on such other national securities exchange, and to comply with all applicable rules of The Nasdaq Stock Market or, as the case may be, of such national securities exchange.

                                                                  EXECUTION COPY

                  (b) Until the second anniversary of the Closing Date, the Corporation covenants (a) to file timely (or obtain valid extensions in respect thereof) all reports required to be filed by the Corporation after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and (b) if the Corporation is not at the time required to file reports pursuant to such sections, to prepare and furnish to each such Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

                  (c) Notwithstanding anything herein to the contrary, unless required by applicable law or as a result of a change in the status of the Purchaser, the Corporation will not instruct its transfer agent to place a restrictive legend on the certificate (or certificates) representing the Stock sold and purchased hereunder indicating that the Purchaser is a "control person" or "affiliate" of the Corporation.

                  (d) The Corporation and the Purchaser shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

                  7.       Indemnification.

                  (a) The Corporation agrees to indemnify, defend and hold harmless the Purchaser (collectively, including the Corporation as provided in Section 7(b), the "Indemnified Parties") from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), including costs of defense other than costs of counsel referred to in Section 7(c) (collectively, "Liabilities") of the Indemnified Parties (as incurred) as a result of (i) any breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Corporation in this Agreement, or (ii) any pending or threatened action brought by the Corporation's stockholders or creditors other than the Indemnified Parties or their officers, employees, agents, advisors, directors, affiliates and creditors, arising out of or in connection with the transactions contemplated by this Agreement; provided, however, that the Corporation shall not be obligated to indemnify, defend or hold harmless hereunder any of the Indemnified Parties for any claims based on actions taken by any of the Indemnified Parties or their officers, employees, agents, advisors, directors or affiliates, other than the performance of the covenants and agreements to be undertaken by Purchasers pursuant to this Agreement and any other action authorized in writing by the Corporation, provided, further, that, if and to the extent such indemnification is unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Corporation to indemnify for Liabilities as set forth above, the Corporation further agrees to reimburse each Purchaser for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by the Purchaser.

                                                                  EXECUTION COPY

                  (b) The Purchaser agrees to indemnify, defend and hold harmless the Corporation from and against any and all Liabilities as a result of any breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement; provided, however, that each Purchaser shall not be liable under this Section 7(b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from a breach by the Corporation of any representation, warranty, covenant or agreement of the Corporation contained in this Agreement; provided, further, that, if and to the extent that such indemnification is unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Purchaser to indemnify for Liabilities as set forth above, the Purchaser further agrees to reimburse the Corporation for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by the Corporation.

                  (c) If any claim, demand or liability is asserted by any third party against any Indemnified Party, the indemnifying party ("Indemnifying Party") shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any action or threatened action brought against the Indemnified Party in respect of matters embraced by the indemnity set forth in this Section 7 using counsel subject to the approval of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the indemnifying party hereunder ("Indemnifying Party") in connection with any such action or threatened action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the sole expense of such Indemnified Party unless (i) the Indemnifying Party shall have elected not, or, after reasonable written notice of any such action or threatened action, shall have failed, to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (iii) the parties to any such action or threatened action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall in good faith determine that there may be one or more defenses available to the Indemnified Party that are not available to the Indemnifying Party or legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Party and the Indemnified Party (in any which case, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party), in either of which events referred to in clauses (i), (ii) and (iii) the reasonable fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party (as incurred). The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any such action or threatened action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such action or threatened action. Unless the Indemnifying Party shall have elected not, or shall have after reasonable written notice of any such action or threatened action failed, to assume or participate in the defense thereof, the Indemnified Party may not settle or compromise any action or threatened action without the written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. If, after reasonable written notice of any such action or threatened action, the Indemnifying Party neglects

                                                                  EXECUTION COPY

to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party; provided, however, that no such conclusive presumption shall be made if the Indemnified Party has not received reasonable written notice of the action against the Indemnified Party. All of any Indemnifying Party's obligations and all of the rights and benefits of the Indemnified Parties set forth in this Section 5 shall survive the Closing and termination of this Agreement and, but for then pending claims, shall terminate and cease to be of further force and effect as of the second anniversary of the Closing Date.

                  8.       General Provisions.

                  (a) Assignment. The Purchaser shall not, prior to the Closing, transfer, assign or encumber any of its rights, privileges, duties or obligations under this Agreement without the prior written consent of the Corporation, and any attempt to so transfer, assign or encumber shall be void.

                  (b) Notices. All notices and other communications which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall either be personally delivered or mailed first class, postage prepaid, registered or certified mail (return receipt requested), to the person for whom they are intended at the address shown on the signature page of this Agreement for such party. Each notice or other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of actual receipt or five (5) days after the same has been deposited in the United States mail, addressed and postage paid as aforesaid. The addresses, for the purposes of this Section, may be changed by giving written notice to all parties of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

                  (c) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (d) Severability. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

                  (e) Successors. All references in this Agreement to the Corporation shall include any and all successors in interest to the Corporation whether by merger, consolidation, sale of all or substantially all assets or otherwise, and this Agreement shall inure to the benefit of the successors and

                                                                  EXECUTION COPY

assigns of the Corporation and, subject to the terms herein set forth, shall be binding upon the Purchaser, its heirs, executors, administrators, successors and permitted assigns.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Modification, Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Purchaser or the Corporation unless the same shall be in a written instrument signed by the Purchaser and an officer of the Corporation on its behalf. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

                  (h) Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement, and the Purchaser specifically agrees to cooperate affirmatively with the Corporation, to the extent reasonably requested by the Corporation, to enforce the rights of the Corporation and its assignees hereunder.

                  (i) Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  (j) Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the purchase of the Shares by the Purchaser and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

                  (k) Survival Periods. All representations and warranties contained in this Agreement shall survive until the second anniversary of the Closing Date, and shall thereupon terminate and cease to be of further force and effect, except with respect to any representation or warranty as to which notice of a breach giving rise to a right of indemnification under Section 6 has been given prior to such right of indemnification but which has not been finally resolved. The covenants and agreements contained in this Agreement, other than those which by their terms only apply until the Closing Date, shall survive the Closing in accordance with their terms.

                                                                  EXECUTION COPY


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Address:                               GOLD & APPEL TRANSFER, S.A.
Omar Hodges Bldg.
Road Town, Tortula
British Virgin Islands                 By:  /s/
Attention:  Walt Anderson                   _________________________________
                                            Walt Anderson as Attorney-in-Fact


Address:                               US WATS, INC.
111 Presidential Blvd.
Suite 114
Bala Cynwyd, PA 19004                  By:  /s/
                                            _________________________________
                                       Name:
Attention: Aaron Brown                 Title: